Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan of CLPS Incorporation of our report dated October 21, 2019, with respect to the consolidated financial statements of CLPS Incorporation, included in its Annual Report (Form 20-F) for the year ended June 30, 2019 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Shanghai, The People’s Republic of China

April 24, 2020